Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of the 15th day of August, 2006.

BETWEEN:

LEXCORE SERVICES INC.
234125 Wrangler Road
RR#5, Calgary, Alberta T2P 2G6

(the “Company”)

AND:

DENIS DESROSIERS
112 Castlegrove Road N.E.
Calgary, Alberta T3J 1T5

(the “Supervisor”)

WHEREAS:

1. The Company is engaged in the oilfield services industry; and

2. The Company and the Supervisor have agreed to enter into an employment relationship for their mutual benefit;

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.      Duties

          The Company appoints the Supervisor to undertake the duties and exercise the powers as Drilling Rig Supervisor, as may be requested of the Drilling Superintendent or any officer of the Company and the Supervisor accepts the position, on the terms and conditions set forth in this agreement. The Company may change the reporting relationship, duties and responsibilities and the geographical location of the Supervisor's employment unilaterally, as the Company deems appropriate. The Supervisor's initial duties shall include, but shall not be limited, to the following:

  accountable for the total implementation of approved programs and operations on the rig supervises, manages, directs, inspects and controls all contractor as well as client personnel assigned to the rig to drill work over and complete the wells in accordance with client's requirements reviews and approves all downhole equipment to be used for drilling tests and completion, quantities of cement and mud additives for formulating the cement slurries, drilling fluid and completion fluid in order to achieve the objectives of the well program approves reports which log the actual activities and corresponding operating hours for the contractors to claim for financial compensation for work done modifies the drilling parameters to suite the geological conditions and advises the drilling Superintendent reviews and approves all reports submitted to the Company
  inspects the work site and equipment to ensure activities are carried out safely and efficiently checks and verifies all services rendered by third party contractors are accurately recorded on the job tickets and all charges are in accordance with the terms and conditions of the contract responsible for the safety and discipline on the rig and he decides on whether to abandon/suspend the operations in the event of adverse weather conditions or other force majeure situations plans ahead of current activities and forecasts equipment and services requirements to prevent delays or excessive and costly standby and to improvise back-up options if adverse situations occur reports to the Drilling Superintendent in the office on the daily progress of the operation, emphasizes on critical jobs performed, discusses on the next operation and obtains instructions and clarifications on any amendment to the program proposes/seeks the Superintendent's approval technical advice on any major deviations or problems which occur in the course of drilling a well prepares the reports as required by any client
  train local or client trainees

2.      Term

          The Supervisor’s appointment shall commence with effect from August 15, 2006, and shall continue until terminated in accordance with the provisions of clause 12 of this agreement.

3.      Compensation

          The fixed remuneration of the Supervisor for his or her services shall be at the gross rate of CAD $120,000.00 per annum, commencing the 15th day of August, 2006. The Company will take source deductions of all statutorily required items. The Supervisor will be paid on a monthly basis. The Supervisor will be entitled to additional compensation of $300.00 per field day. A field day occurs when the Superintendent is required to work on location on a site that is more than 300 km from Calgary, Alberta.

          In addition, as compensation, the Supervisor will receive 25,000 options (the “Options”) to purchase shares of Lexington Energy Services Inc. (“Lexington”), the Company’s parent corporation. The Options are exercisable at a price of US $0.85 per share. The Options shall vest on August 15, 2006, and are exercisable for a period of two years from the date of this agreement or until the Supervisor ceases working for the Company, whichever occurs earlier. Further details of the Options are contained in the Option Agreement between the Supervisor and Lexington dated August 15, 2006 (the “Option Agreement”).

          In addition to the above compensation, the Company may award an annual bonus to the Supervisor based on performance and as per industry standards, in the discretion of the Company, which bonus may not be given at all in any year. The payment of a bonus in any year shall not be considered a precedent for any later year and the payment shall not fetter the Company's absolute discretion in future years to pay or not to pay a bonus.

          As the Supervisor will be employed on a full time basis in a managerial capacity for the Company, his hours of work will vary and may be irregular and will be those hours required to meet the objectives of the employment. The Supervisor agrees to work greater hours than those provided in any applicable employment or labour standards legislation. Accordingly, there shall be no additional compensation for "overtime".

4.      Benefits

          (1) Expenses. It is understood and agreed that the Supervisor will incur expenses in connection with his or her duties under this agreement. The Company will reimburse the Supervisor for any expenses, provided that the Supervisor provides to the Company an itemized written account and receipts acceptable to the Company within 10 days after they have been incurred. The Supervisor will not be reimbursed for any item in excess of $100.00 unless approved in advance by Company.

          (2) Benefit plans. After completion of six months as an employee of the Company, the Supervisor shall be entitled to participate in any plans maintained by the Company for the benefit of the Company's employees. Participation by the Supervisor in any such plan is subject to the Supervisor being able to satisfy the eligibility requirements which apply to the participation of all of the Company's employees in such plans.

5.      Authority

          The Supervisor shall conform to all lawful instructions and directions given to the Supervisor by the Drilling Superintendent or by any officer of the Company.

6.      Service

          (1) The Supervisor, throughout the term of the Supervisor’s appointment, shall devote his or her full time and attention to the business and affairs of the Company and its parent and subsidiaries and shall not, without the consent in writing of the board of directors of the Company, undertake any other business or occupation or become an employee, consultant, director, officer, employee or agent of any other company, firm or individual.

          (2) The Supervisor shall well and faithfully serve the Company and its parent and subsidiaries and use his or her best efforts to promote the interests thereof and shall not disclose the private affairs of the Company and its subsidiaries to any person other than the board of directors of the Company or for any purposes other than those of the Company.

7.      Confidential Information

          (1) The Supervisor acknowledges that as the Drilling Rig Supervisor and in any other position as the Supervisor may hold, he or she will acquire information about certain matters and things which are confidential to the Company, and which information is the exclusive property of the Company, including:

(a)	product design and manufacturing information;
(b)	names and addresses, buying habits and preferences of present customers of the Company, as well as prospective customers;
(c)	pricing and sales policies, techniques and concepts;

(d)	trade secrets; and
(e)	confidential information concerning the business operations or financing of the Company, or its parent company.

          (2) The Supervisor acknowledges that the information referred to in clause 7(1) could be used to the detriment of the Company. Accordingly, the Supervisor undertakes not to disclose same to any third party either during the term of his or her employment (except as may be necessary in the proper discharge of the Supervisor’s employment under this agreement), or after the termination of his or her employment (whether such termination is occasioned by the Supervisor, by the Company with or without cause, or by mutual agreement), except with the written permission of an officer of the Company. The Supervisor also agrees that the unauthorized disclosure of any such information during the life of this agreement shall justify the immediate termination of his or her employment.

          (3) The Supervisor’s further obligations regarding Confidential Information are contained in the Confidentiality Agreement dated August 15, 2006 between the Supervisor and the Company (the “Confidentiality Agreement”).

          (4) The Supervisor acknowledges that the Company is owned by Lexington, a public reporting company, and the Supervisor agrees to abide by any insider trading policies that the Company or Lexington adopts. The Supervisor acknowledges that a failure to abide by the Company or Lexington's insider trading policies will be immediate grounds for dismissal without notice.

8.      Injunctive Relief

          (1) The Supervisor acknowledges that in addition to any and all rights of the Company, the Company shall be entitled to injunctive relief in order to protect the Company’s rights and property as set out in clause 7 of this agreement.

          (2) The Supervisor understands and agrees that the Company has a material interest in preserving the relationship it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, the Supervisor agrees that the restrictions and covenants contained in clause 7 of this agreement and the Supervisor’s agreement to them by the execution of this agreement are of the essence to this agreement and constitute a material inducement to the Company to enter into this agreement and to employ the Supervisor, and that the Company would not enter into this agreement absent such an inducement. Furthermore, the existence of any claim or cause of action by the Supervisor against the Company, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants or restrictions provided in clause 7 provided, however, that if any provision shall be held to be illegal, invalid or unenforceable in any jurisdiction, the decision shall not affect any other covenant or provision of this agreement or the application of any other covenant or provision.

9.      Vacation

          The Supervisor shall be entitled during each year to paid vacation as follows:

Two weeks of vacation if the Supervisor has been employed by the Company for less than five years;

  Three weeks of vacation if the Supervisor has been employed by the Company for more than five years, but less than ten years; or
  Four weeks of vacation if the Supervisor has been employed by the Company for more than ten years.

The vacation shall be taken at the time or times as the VP, Operations may determine. The Supervisor shall be allowed to carry forward any unused vacation into the next calendar year but not further.

10.     Termination of Employment

          (1) The parties understand and agree that the Supervisor’s employment pursuant to this agreement may be terminated as follows:

          (a)      by the Supervisor, at any time, for any reason, on the giving of 30 days of notice to the Company. The Company may waive notice, in whole or in part and if it does so, the Supervisor’s entitlement to remuneration and benefits pursuant to this agreement will cease on the date it waives such notice;

          (b)      by the Company in its absolute discretion and for any reason on the giving of 30 days of notice to the Supervisor, or on paying to the Supervisor the equivalent pay in lieu of notice. The payments contemplated in this clause include all entitlement to either notice or pay in lieu of notice. The Supervisor agrees to accept the notice (or pay in lieu of notice) as set out in this clause in full and final settlement of all amounts owing to the Supervisor by the Company on termination, including any payment in lieu of notice of termination, entitlement of the Supervisor under any applicable statute and any rights which the Supervisor may have at common law, and the Supervisor waives any claim to any other payment or benefits from the Company; or

          (c)      by the Company, in its absolute discretion, without any notice or pay in lieu thereof, for “cause”. Cause includes, but is not limited to the following:

(i)	any material breach of the provisions of this agreement;
(ii)	any conduct of the Supervisor which tends to bring the Supervisor or the Company into disrepute;
(iii)	consistent poor performance by the Supervisor, after being advised as to the standard required;
(iv)	any intentional or grossly negligent disclosure by the Supervisor of the Company's Confidential Information;
(v)	conduct on the part of the Supervisor which is materially detrimental to the business or the financial position of the Company;
(vi)	the conviction of the Supervisor of a criminal offence punishable by indictment (where such cause is not prohibited by law);
(vii)	any breach of Lexington's or the Company's insider trading policy; and
(viii)	any and all omissions, commissions or other conduct which would constitute “cause” at law.

          (2) The Supervisor’s employment shall also be terminated upon his or her death.

          (3) The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by the Company to the Supervisor on termination of the Supervisor’s employment shall not prevent the Company from alleging cause for the termination.

          (4) On termination of employment the Supervisor shall immediately resign all offices held with the Company and save as provided in this agreement, the Supervisor shall not be entitled to receive any payment or compensation for loss of office or otherwise by reason of the resignation.

          (5) The Supervisor’s obligations under clause 7 shall survive the termination of the Supervisor’s employment pursuant to this agreement.

11.     Company’s Property

          The Supervisor acknowledges that all items of any and every nature or kind created or used by the Supervisor pursuant to his or her employment under this agreement, or furnished by the Company to the Supervisor, and all equipment, automobiles, credit cards, books, records, reports, files, diskettes, manuals, literature, confidential information or other materials, shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly at the request of the Company, or in the absence of a request, on the termination of the Supervisor’s employment with the Company.

12.     Currency

          Unless otherwise stated, all amounts in this agreement are in Canadian dollars.

13.     Assignment of Rights

          The rights which accrue to the Company under this agreement shall pass to its successors or assigns. The rights of the Supervisor under this agreement are not assignable or transferable in any manner.

14.     Notices

          (1) Any notice required or permitted to be given to the Supervisor shall be sufficiently given if delivered to the Supervisor personally or if mailed by registered mail to the Supervisor’s address last known to the Company, or if delivered to the Supervisor via facsimile.

          (2) Any notice required or permitted to be given to the Company shall be sufficiently given if mailed by registered mail to the Company’s head office at its address last known to the Supervisor, or if delivered to the Company via facsimile.

15.     Severability

          In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

16.     Entire Agreement

          This document, the Option Agreement dated August 15, 2006 and the Confidentiality Agreement dated August 15, 2006 constitute the entire agreement between the parties with respect to the employment and appointment of the Supervisor and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, relating to the employment and appointment of the Supervisor by the Company, are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any agreement.

17.     Modification of Agreement

          Any modification to this agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

18.     Headings

          The headings used in this agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

19.     Governing Law

          This agreement shall be construed in accordance with the laws of the Province of Alberta.

20.     Independent Legal Advice

          The Supervisor acknowledges that he has read and understood this agreement, and that he has had the opportunity to obtain legal advice about it.

IN WITNESS WHEREOF this Agreement is effective as of the date first written.

LEXCORE SERVICES INC.	SUPERVISOR:
by its authorized signatory

/s/ Brent Nimeck	/s/ Denis Desrosiers
Brent Nimeck, President	Denis Desrosiers